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                                                                    EXHIBIT 25.2

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                                    FORM T-2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
                     INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)    / /

                          ---------------------------

                               DANIEL G. DONOVAN
                               (Name of trustee)

                                                      2 North LaSalle Street
                                                      Suite 1020
                                                      Chicago, Illinois  60602
###-##-####                                           (Business address: street,
(Social Security Number)                              city state and zip code)


                           ---------------------------

                           COMMONWEALTH EDISON COMPANY
               (Exact name of obligor as specified in its charter)

Illinois                                              36-0938600
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)

37th Floor
10 South Dearborn Street
Post Office Box 805379
Chicago, Illinois                                     60680
(Address of principal executive offices)              (Zip code)

                           ---------------------------

            First Mortgage 6.15% Bonds, Series 98 due March 15, 2012
                       (Title of the indenture securities)

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1.   (a)  AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None. (see Note on page 3.)

     (b)  TRUSTEESHIPS UNDER OTHER INDENTURES.

     IF THE TRUSTEE IS TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FILE A COPY OF EACH SUCH INDENTURE AS AN EXHIBIT AND FURNISH THE FOLLOWING INFORMATION:

          (a)    TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER
                 INDENTURE.

     Not applicable.

          (b) A BRIEF STATEMENT OF THE FACTS RELIED UPON BY THE TRUSTEE AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(b)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

     Not applicable.

11.  LIST OF EXHIBITS.

     None.

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                                      NOTE

     Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

     Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

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                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, I, Daniel
G. Donovan have signed this statement of eligibility in the City of Chicago and State of Illinois, on the 6th day of September, 2002.


                                                     /s/ DANIEL G. DONOVAN
                                                  ----------------------------
                                                  Name:  DANIEL G. DONOVAN